Exhibit 2.1

ARTICLES OF ORGANIZATION

E-FILED
Corporation Division	Sep 29, 2008
www.filinginoregon.com	OREGON SECRETARY OF STATE

REGISTRY NUMBER

55026299

TYPE

DOMESTIC LIMITED LIABILITY COMPANY

1. ENTITY NAME

IRON BRIDGE MORTGAGE FUND, LLC

2. MAILING ADDRESS

1255 NW 9TH AVE, SUITE 1403

PORTLAND OR 97209 USA

3. NAME & ADDRESS OF REGISTERED AGENT

52248698 - IRON BRIDGE LENDING, LLC

1255 NW 9TH AVE, SUITE 1403

PORTLAND OR 97209 USA

4. ORGANIZERS

52248698 - IRON BRIDGE LENDING, LLC

1255 NW 9TH AVE, SUITE 1403

PORTLAND OR 97209 USA

5. DURATION

PERPETUAL

6. MANAGEMENT

This Limited Liability Company will be manager-managed by one or more managers

By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment, or both.

By typing my name in the electronic signature field, I am agreeing to conduct business electronically with the State of Oregon. I understand that transactions and/or signatures in records may not be denied legal effect solely because they are conducted, executed, or prepared in electronic form and that if a law requires a record or signature to be in writing, an electronic record or signature satisfies that requirement.

ELECTRONIC SIGNATURE

GERARD STASCAUSKY